Exhibit 99.1

Lpath Appoints Gary Atkinson Interim Chief Executive Officer

SAN DIEGO, September 29, 2015 — Lpath, Inc. (NASDAQ: LPTN), the industry leader in bioactive lipid-targeted therapeutics, announced that Gary Atkinson has been appointed interim chief executive officer of Lpath, effective immediately. Mr. Atkinson will continue to serve as Lpath’s chief financial officer.

Mr. Atkinson joined Lpath as CFO in 2005, and has more than 20 years of experience with life science companies. Prior to Lpath, he served as the CFO for Quorex Pharmaceuticals, which was acquired by Pfizer. He also previously served as vice president of finance at Isis Pharmaceuticals, and as a financial consultant to Ichor Medical Systems. Earlier in his career, Mr. Atkinson served as the corporate controller at Loral Aerospace Corporation and as the director of financial planning at Cubic Corporation. Mr. Atkinson began his career at Ernst and Young. He is a graduate of Brigham Young University.

“In an increased capacity, Gary will lead our organization to advance Lpath’s portfolio of differentiated, bioactive lipid-targeted drug candidates, and capitalize upon our assets — whether independently or through collaborations — to realize value for our shareholders and our company,” said Daniel Petree, chairman of Lpath’s board of directors.

“The Lpath team is optimistic about the opportunities inherent in our technology platform and drug candidates,” said Mr. Atkinson. “In my expanded role, I will continue to focus on driving our most promising drug compounds to near-term, important inflection points, which should provide us with a variety of strategic avenues for value creation,” said Mr. Atkinson.

Petree added, “We are also grateful to Mike Lack who stepped-in to help guide Lpath through a transition period. His contract has concluded, and we wish him well in his future endeavors.”

About Lpath

Lpath, Inc. (NASDAQ: LPTN) is the category leader in lipid-targeted therapeutics. The company’s ImmuneY2™ drug-discovery engine has the unique ability to generate therapeutic antibodies that bind and inhibit bioactive lipids that contribute to disease. The company has developed four drug candidates, has advanced the first two to mid-stage trials and built evidence to support its approach of targeting bioactive lipids to treat a wide range of diseases. For more information, visit www.Lpath.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to successfully develop its drug candidates and to complete one or more licensing or other strategic transactions. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the final results of the Company’s preclinical studies and clinical trials may be different from the Company’s studies or interim data results and may not support further clinical development and/or the commercialization of its drug candidates; the Company may not successfully complete its existing and any additional clinical trials for its drug candidates on a timely basis, or at all; the Company may fail to obtain required governmental approvals for any of its drug candidates; and the Company may not be able to secure the funds necessary to support its preclinical-development and clinical-development plans. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K filed with the SEC on March 24, 2015 and its Quarterly Report on Form 10-Q filed with the SEC on August 11, 2015. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

COMPANY CONTACT:

Gary Atkinson

Chief Executive and Financial Officer

Lpath, Inc.

858-926-3202

gatkinson@lpath.com

PUBLIC RELATIONS CONTACT:

Canale Communications

Pam Lord

619-849-6003

pam@canalecomm.com